UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 29, 2022

Definitive Healthcare Corp.

(Exact name of registrant as specified in its charter)

Commission file number 1-40815

Delaware	86-3988281
(State of incorporation)	(I.R.S. Employer Identification No.)

550 Cochituate Rd

Framingham, MA 01701

(Address of principal executive offices)

(508) 720-4224

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2022, D. Randall Winn resigned from the Board of Directors (the “Board”) of Definitive Healthcare Corp. (the “Company”), which resignation became effective upon the appointment of Sastry Chilukuri as a member of the Board and of the audit committee of the Board (the “Audit Committee”) on September 30, 2022 (the “Effective Date”). Mr. Chilukuri will serve as a Class II director until the Company’s 2023 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Chilukuri will be compensated in accordance with the Company’s non-employee director compensation policy. Pursuant to such policy, the Board approved (i) payment to Mr. Chilukuri of an annual retainer for board service of $50,000 (pro-rated to the Effective Date), (ii) an initial grant (the “Initial RSU Award”) of restricted stock units (“RSUs”) with respect to 19,306 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”) and (iii) a pro-rated annual grant (the “Pro-Rated Annual RSU Award”) of RSUs with respect to 7,282 shares of Class A Common Stock (which number of RSUs reflects pro-ration for the period from the Effective Date through May 24, 2023) pursuant to the Plan. The Initial RSU Award vests over a three-year period, where one third of the RSUs vests on each anniversary of the Effective Date, subject to Mr. Chilukuri’s continued Service (as defined in the Plan) through the applicable vesting date. The Pro-Rated Annual RSU Award vests upon the earlier of May 24, 2023 or the Company’s next annual meeting of stockholders, subject to Mr. Chilukuri’s continued Service through such vesting date. Each of the Initial RSU Award and the Pro-Rated Annual RSU Award is subject to the terms and conditions of the Plan and the applicable form of award agreement, which form is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Mr. Chilukuri will enter into the Company’s standard form of indemnification agreement in the form previously approved by the Board, which form is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-258990) filed with the Securities and Exchange Commission on August 20, 2021.

Item 7.01. Regulation FD Disclosure

On October 3, 2022, the Company issued a press release announcing the resignation of Mr. Winn and appointment of Mr. Chilukuri as a member of the Board and of the Audit Committee. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished in this Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Director Restricted Stock Unit Award Agreement under 2021 Equity Incentive Plan.

99.1	Press Release dated October 3, 2022 (furnished herewith pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ David Samuels
Name: David Samuels
Title: Chief Legal Officer

Date: October 3, 2022